FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       FIRST INDUSTRIAL REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

       Maryland                                       36-3935116
(State of incorporation                             (I.R.S. Employer
or organization)                                   Identification No.)

           311 S. Wacker Drive, Suite 4000
           Chicago, Illinois                              60606
      (Address of principal executive offices)         (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered

Depositary Shares each repre-                 The New York Stock Exchange
senting 1/100 of a share of                   ___________________________
7.90% Series E Cumulative                     ___________________________
Preferred Stock with a Liqui-                 ___________________________
dation Preference Equivalent                  ___________________________
to $25.00 per Depositary                      ___________________________
Share                                         ___________________________

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-43641.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


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Item 1: Description of Registrant's Securities to be Registered.

     The description of First Industrial Realty Trust, Inc.'s (the "Company") Depositary Shares each representing 1/100 of a share of 7.90% Series E Cumulative Preferred Stock with a liquidation preference equivalent to $25.00 per Depositary Share is hereby set forth under the caption "Description of Series E Preferred Shares and Depositary Shares" in the Prospectus Supplement dated March 13, 1998 and under the captions "Description of Depositary Shares" and "Description of Preferred Stock" in the accompanying Prospectus dated January 27, 1998 each as filed with the Securities and Exchange Commission (the "Commission") on March 16, 1998 pursuant to Rule 424(b), under the Securities Act of 1933, as amended.

Item 2: Exhibits.

     1. Registrant's Prospectus Supplement dated March 13, 1998, together with accompanying Prospectus dated January 27, 1998 (filed with the Commission on March 16, 1998).

     2. Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-Q for the fiscal quarter ended June 30, 1996, File No. 1-13102).

     3. Amended and Restated Bylaws of the Company, dated September 4, 1997 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-K dated September 4, 1997 as filed on September 29, 1997, File No. 1-13102).

     4. Form of Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company relating to the Company's Series E Cumulative Preferred Stock, $.01 par value (filed herewith).

     5. Form of Deposit Agreement (filed herewith).

     6. Form of Certificate representing Depositary Receipts (filed herewith as Annex A to Exhibit 5).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST INDUSTRIAL REALTY TRUST, INC.
                                    (Registrant)

                                    By:   /s/ Michael J. Havala
                                         --------------------------------
                                    Name:  Michael J. Havala

                                    Title:  Chief Financial Officer,
                                              Treasurer and Secretary
Date:  March 17, 1998